EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Conference Call to Discuss
Fourth Quarter 2008 Results

Hamilton, Bermuda, February 19, 2009 – CRM Holdings, Ltd. (“CRM”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced it will conduct a conference call at 10:00 a.m. Eastern Time on Wednesday, March 4, 2009, to discuss the Company’s financial results for the fourth quarter ended December 31, 2008.

Hosting the call will be Daniel G. Hickey Jr., Chairman and Chief Executive Officer, and James J. Scardino, Chief Financial Officer.

To participate in the event by telephone, please dial 877-719-9789 five to 10 minutes prior to the start time (to allow time for registration) and reference the conference passcode 1134850. International callers should dial 719-325-4831.

A digital replay of the call will be available on Wednesday, March 4 at approximately 1:00 p.m. Eastern Time through Wednesday, March 11 at midnight Eastern Time. Dial 888-203-1112 and enter the conference ID number 1134850. International callers should dial 719-457-0820 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at CRM’s Web site at http://www.CRMHoldingsLtd.bm/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on CRM’s Web site, at http://www.CRMHoldingsLtd.bm/events.cfm, for 90 days.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the CRM Web site at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 954-1343

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